Exhibit 10.18
FORM OF
EL PASO PIPELINE GP COMPANY, L.L.C.
LONG-TERM INCENTIVE PLAN
1. Purpose of the Plan.
     The El Paso Pipeline GP Company, L.L.C. Long-Term Incentive Plan (the “Plan”) has been adopted by El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company (the “Company”), the general partner of El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), and is intended to promote the interests of the Partnership by providing to employees, consultants, and directors of the Company and employees and consultants of its Affiliates who perform services for or on behalf of the Partnership and its subsidiaries incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.
2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Award” means an Option, Unit Grant, Restricted Unit, Phantom Unit or Unit Appreciation Right granted under the Plan, and shall include tandem DERs granted with respect to an Option, Phantom Unit or Unit Appreciation Right.
     “Award Agreement” means the written agreement by which an Award shall be evidenced.
     “Board” means the Board of Directors of the Company.
     “Change in Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any Person or group, other than El Paso Corporation (“Parent”) or its Affiliates, becomes the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership, (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership, (iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any person other than the Company or an Affiliate of the Company, (iv) a transaction resulting in a Person other than the Company or one of its Affiliates being the general partner of the Partnership, (v) a transaction resulting in the general partner of the Partnership ceasing to be an Affiliate of Parent, or (vi) a “Change in Control” as defined in Parent’s 2005 Omnibus Incentive Compensation Plan, as such plan may be amended, supplemented or restated from time to time.
     Except as otherwise provided in an Award, solely with respect to any Award that provides deferred compensation that is subject to Section 409A of the Code and payment of such Award is contingent upon the occurrence of a Change of Control, the above definition shall be void and of no effect and is hereby replaced by the definition of such term set forth in regulations issued under Section 409A of the Code by the appropriate governmental authority, which definition set forth in regulations issued under Section 409A of the Code is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan insofar as it relates to such Award shall be operated in accordance with this modified definition of Change of Control.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Board or such committee of the Board as may be appointed by the Board to administer the Plan.
     “Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Partnership or any of its subsidiaries as a consultant or advisor, as applicable, provided that (i) such individual is a natural person, and (ii) the grant of an Award to such Person could not reasonably be expected to result in adverse federal income tax consequences under Section 409A of the Code; provided that for purposes of issuing Options or Unit Appreciation Rights, “subsidiary” means any entity in a chain of entities in which the Partnership has a “controlling interest” within the meaning of Treas. Reg. Section 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears.
     “DER” or “Distribution Equivalent Right” means a contingent right, granted in tandem with a specific Option, Unit Appreciation Right or Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such tandem Award is outstanding.
     “Director” means a member of the Board who is not an Employee.
     “Disability” means either (i) an inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than 3 months under the Company’s accident and health plan.
     “Employee” means any employee of the Company or an Affiliate who performs services for the Partnership or its subsidiaries; provided that for purposes of issuing

Options or Unit Appreciation Rights, “subsidiary” means any entity in a chain of entities in which the Partnership has a “controlling interest” within the meaning of Treas. Reg. Section 1.414(c)-2(b)(2)(i), but using the threshold of 50 percent ownership wherever 80 percent appears.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.
     “Option” means an option to purchase Units granted under the Plan.
     “Participant” means any Employee, Consultant or Director granted an Award under the Plan.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     “Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit. Whether cash or Units are received for Phantom Units shall be determined in the sole discretion of the Committee and shall be set forth in the Award Agreement.
     “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture or is either not exercisable by or payable to the Participant, as the case may be.
     “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
     “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
     “SEC” means the Securities and Exchange Commission, or any successor thereto.
     “UAR” of “Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Units as determined in the sole discretion of the Committee and set forth in the Award Agreement.

     “UDR” or “Unit Distribution Right” means a distribution made by the Partnership with respect to a Restricted Unit.
     “Unit” means a common unit of the Partnership.
     “Unit Grant” means and Award of an unrestricted Unit.
3. Administration.
     The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.
4. Units.
     (a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying any Award with respect to the Plan is [        ]. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that cease to be subject to an Award because of the exercise of the Award, or the vesting of Restricted Units or similar Awards, shall no longer be subject to or available for any further grant under this Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash.
     (b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing as determined by the Committee in its sole discretion.

     (c) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number and, provided further, that the Committee shall not take any action otherwise authorized under this subparagraph (c) to the extent that such action would cause (A) the application of Section 409A of the Code to the Award or (B) create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award.
5. Eligibility.
     Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.
6. Awards.
     (a) Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
     (i) Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than 100% of its Fair Market Value as of the date of grant.
     (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, with the consent of the Committee, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, other securities or other property, or any combination thereof, having a fair market value (as determined by the Committee) on the exercise date equal to the relevant exercise price.
     (iii) Forfeiture. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the

Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to the date an Option becomes vested, all unvested Options shall be forfeited by the Participant.
     (iv) DERs. To the extent provided by the Committee, in its discretion, a grant of Options may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.
     (b) Restricted Units and Unit Grants. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and Unit Grants shall be granted, the number of Restricted Units and/or Unit Grants to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards.
     (i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.
     (ii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units awarded the Participant shall be automatically forfeited on such termination. The Committee may in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.
     (iii) Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.
     (c) Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

     (i) DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.
     (ii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested outstanding Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units.
     (iii) Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion. Such distribution shall occur in a single lump sum no later than the fifteenth (15th) day of the third (3rd) month following the date on which vesting occurs and the restrictions lapse. Should the Participant die before receiving all amounts payable hereunder, the balance shall be paid to the Participant’s estate by this date.
     (iv) Unsecured General Creditor. Participant’s rights to any amounts described in this Section 8(c) shall not rise above those of a general unsecured creditor of the Company.
     (d) Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
     (i) Exercise Price. The exercise price per Unit Appreciation Right shall be not less than 100% of its Fair Market Value as of the date of grant.
     (ii) Vesting/Time of Payment. The Committee shall determine the time or times at which a Unit Appreciation Right shall become vested and exercisable and the time or times at which a Unit Appreciation Right shall be paid in whole or in part (and any payments shall be subject to the provisions of Section 8(b).
     (iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to vesting, all unvested Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights, in which case, such Unit Appreciation Rights shall be deemed vested upon termination of employment or service and paid as soon as administratively practical thereafter.
     (iv) Unit Appreciation Right DERs. To the extent provided by the Committee, in its discretion, a grant of Unit Appreciation Rights may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Unit Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.
(e) General.
     (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. No Award shall be issued in tandem with another Award if the tandem Awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
     (ii) Limits on Transfer of Awards.
     (A) Except as provided in Section 6(e)(ii)(C) below, each Award shall be exercisable or payable only to the Participant during the Participant’s lifetime, or to the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
     (B) Except as provided in Section 6(e)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
     (C) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
     (iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.

     (iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.
     (vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.
     (vii) Change in Control. Unless specifically provided otherwise in the Award Agreement, upon a Change in Control or such time prior thereto as established by the Committee, all outstanding Awards shall automatically vest or become exercisable in full, as the case may be. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level.
     Except as otherwise provided in the Award Agreement, any positive “spread” (determined based on the Fair Market Value of Units on the payment date) on an Option or UAR that is or becomes fully vested and exercisable as of the date of a Change in Control (or any earlier date related to the Change in Control and established by the Committee) shall be paid in a single payment in Units, or cash and/or other property, or any combination of Units and cash and/or other property, as determined by the Committee. Except as otherwise provided in the Award Agreement, any Award of Phantom Units or Restricted Units that pursuant to this Section 6(e)(vii) are deemed to have the applicable Restriction Period lapse (and to have all applicable performance criteria achieved at the maximum level, if any) as of the date of a Change in Control (or any earlier date related to the Change in Control and established by the Committee), shall be settled by (i) issuance of unrestricted Units based on the number of Units that were subject to the Award on the date of grant of the Award or (ii) payment of cash and/or other property equal to the Fair Market Value of a Unit on the payout date for each Phantom Unit or Restricted Unit or (iii) any combination of payouts under clauses (i) and (ii) of this sentence, as determined by the Committee. Any accelerated payout pursuant to this Section 6(e)(vii) shall be made in a single payment within 30 days after the date of the Change in Control.

     To the extent an Option or UAR is not vested or exercisable, or a Phantom Unit or Restricted Unit does not vest, pursuant to the preceding provisions of this Section 6(e)(vii) or the Award Agreement upon the Change in Control, the Committee may, in its discretion, cancel such Award or provide for an assumption of such Award or a replacement grant on substantially the same terms; provided, however, upon any cancellation of an Option or UAR that has a positive “spread” or a Phantom Unit or Restricted Unit, the holder shall be paid an amount in Units or cash and/or other property or any combination of cash and/or other property, as determined by the Committee, equal to such “spread” if an Option or UAR or equal to the Fair Market Value of a Unit, if a Phantom Unit or Restricted Unit, with such payment made within 30 days after the date of the Change in Control.
     (viii) Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, any Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A should that Code section apply to the Award.
     (ix) Payment of DER’s and UDR’s. DER’s and UDR’s that are not subject to any restrictions shall be currently paid to the Participant at the time that the Partnership makes distributions to the Unit holders. To the extent DER’s or UDR’s are subject to any restrictions, such amounts shall be paid to the Participant at the time they vest and are no longer subject to any restrictions under the Plan. Such amounts shall be distributed in a single lump sum no later than the fifteenth (15th) day of the third (3rd) month following the date on which vesting occurs and the restrictions lapse. Should the Participant die before receiving all amounts payable hereunder, the balance shall be paid to the Participant’s estate by this date.
7. Amendment and Termination.
     Except to the extent prohibited by applicable law:
     (a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Participant other holder or beneficiary of an Award, or other Person.
     (b) Amendments to Awards Subject to Section 7(a). The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.
8. General Provisions.
     (a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

     (b) Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, or other property) of any applicable taxes payable at the minimum statutory rate in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.
     (c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue as a consultant, or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.
     (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.
     (e) Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, any Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that section apply to the Award. If any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and pronouncements, that Plan provision or Award will be reformed to the extent reformation would avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award or to require the Participant’s consent.
     (f) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (g) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

     (h) No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership, Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership, Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership, Company or any participating Affiliate.
     (i) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
     (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (k) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Partnership, Company and its Affiliates shall be relieved of any further liability for payment of such amounts.
     (l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
     (m) No Guarantee of Tax Consequences. None of the Board, the Partnership, the Company, any Affiliate nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
     (n) Specified Employee Limitation. Notwithstanding any provisions in the Plan to the contrary, to the extent that the Participant is a “specified employee” (as defined in Section 409A of the Code and applicable regulatory guidance), and any stock or units of the Company (or of any entity that together with the Company is treated as a single employer under Section 414(b) or (c) of the Code) is publicly traded on an established securities market or otherwise, no distribution or payment that is subject to Section 409A of the Code shall be made hereunder on account of a Participant’s “separation from service” (as defined in Section 409A of the Code and applicable regulatory guidance) before the date that is the first day of the month that occurs six months after the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant or any other date permitted under Section 409A of the Code and applicable regulatory guidance). Any such amount that is otherwise payable within the 6 month period following the Participant’s separation from service with the Company will be paid in a lump sum without interest.
9. Term of the Plan.
     The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Committee. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.